                                                                     Exhibit 4.1
                                                                     -----------



================================================================================

                              UNILAB FINANCE CORP.


                     (to be assumed by UNILAB CORPORATION),


                                   as Issuer,


                                      and


                                 HSBC BANK USA,


                                   as Trustee


                                   INDENTURE


                         Dated as of September 28, 1999


                               up to $300,000,000


                   12 3/4% Senior Subordinated Notes due 2009

================================================================================

                              CROSS-REFERENCE TABLE

TIA                                                                                         Indenture
Section                                                                                       Section
310(a)(1)........................................................................................7.10
     (a)(2)......................................................................................7.10
     (a)(3)......................................................................................N.A.
     (a)(4)......................................................................................N.A.
     (a)(5)................................................................................7.08; 7.10
     (b)............................................................................7.08; 7.10; 13.02
     (c).........................................................................................N.A.
311(a)   ........................................................................................7.11
     (b).........................................................................................7.11
     (c).........................................................................................N.A.
312(a)...........................................................................................2.05
     (b)........................................................................................13.03
     (c)........................................................................................13.03
313(a)...........................................................................................7.06
     (b)(1)......................................................................................7.06
     (b)(2)......................................................................................7.06
     (c)..................................................................................7.06; 13.02
     (d).........................................................................................7.06
314(a)..............................................................................4.08; 4.10; 13.02
     (b).........................................................................................N.A.
     (c)(1)........................................................................7.02; 13.04; 13.05
     (c)(2)........................................................................7.02; 13.04; 13.05
     (c)(3)......................................................................................N.A.
     (d).........................................................................................N.A.
     (e)........................................................................................13.05
     (f).........................................................................................N.A.
315(a)........................................................................................7.01(b)
     (b).........................................................................................7.05
     (c).........................................................................................7.01
     (d)................................................................................6.05; 7.01(c)
     (e).........................................................................................6.11
316(a)(last sentence)............................................................................2.09
     (a)(1)(A)...................................................................................6.05
     (a)(1)(B)...................................................................................6.04
     (a)(2)......................................................................................9.05
     (b).........................................................................................6.07
     (c).........................................................................................9.05
317(a)(1)........................................................................................6.08
     (a)(2)......................................................................................6.09
     (b).........................................................................................2.04
318(a)..........................................................................................13.01
     (c)........................................................................................13.01
---------------------

N.A. means not Applicable

Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                                  TABLE OF CONTENTS
                                                                                                 Page
                                                                                                 ----
                                                       ARTICLE I

                                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section  1.1      Definitions.......................................................................1
                  -----------
Section  1.2      Incorporation by Reference of TIA................................................31
                  ---------------------------------
Section  1.3      Rules of Construction............................................................32
                  ---------------------

                                                      ARTICLE II

                                                    THE SECURITIES

Section  2.1      Form and Dating..................................................................32
                  ---------------
Section  2.2      Execution and Authentication.....................................................33
                  ----------------------------
Section  2.3      Registrar and Paying Agent.......................................................34
                  --------------------------
Section  2.4      Paying Agent To Hold Assets in Trust.............................................35
                  ------------------------------------
Section  2.5      Holder Lists.....................................................................35
                  ------------
Section  2.6      Transfer and Exchange............................................................35
                  ---------------------
Section  2.7      Replacement Securities...........................................................36
                  ----------------------
Section  2.8      Outstanding Securities...........................................................36
                  ----------------------
Section  2.9      Treasury Securities..............................................................37
                  -------------------
Section  2.10     Temporary Securities.............................................................37
                  --------------------
Section  2.11     Cancellation.....................................................................37
                  ------------
Section  2.12     Defaulted Interest...............................................................37
                  ------------------
Section  2.13     CUSIP Number.....................................................................38
                  ------------
Section  2.14     Restrictive Legends..............................................................38
                  -------------------
Section  2.15     Deposit of Moneys................................................................38
                  -----------------
Section  2.16     Book-Entry Provisions for Global Securities......................................38
                  --------------------------------------------
Section  2.17     Special Transfer Provisions......................................................40
                  ---------------------------

                                                      ARTICLE III

                                                       REDEMPTION

Section  3.1      Notices to Trustee...............................................................42
                  ------------------
Section  3.2      Selection of Securities To Be Redeemed...........................................43
                  --------------------------------------
Section  3.3      Notice of Redemption.............................................................43
                  --------------------
Section  3.4      Effect of Notice of Redemption...................................................44
                  ------------------------------
Section  3.5      Deposit of Redemption Price......................................................44
                  ---------------------------
Section  3.6      Securities Redeemed in Part......................................................45
                  ---------------------------

                                                      ARTICLE IV

                                                       COVENANTS

Section  4.1      Payment of Securities............................................................45
                  ---------------------

Section  4.2      Maintenance of Office or Agency..................................................45
                  -------------------------------
Section  4.3      Limitation on Restricted Payments................................................45
                  ---------------------------------
Section  4.4      Limitation on Incurrence of Additional Indebtedness..............................49
                  ----------------------------------------------------
Section  4.5      Corporate Existence..............................................................49
                  -------------------
Section  4.6      Payment of Taxes and Other Claims................................................49
                  ---------------------------------
Section  4.7      Maintenance of Properties and Insurance..........................................50
                  ---------------------------------------
Section  4.8      Compliance Certificate; Notice of Default........................................50
                  -----------------------------------------
Section  4.9      Compliance with Laws.............................................................51
                  --------------------
Section  4.10     Reports to Holders...............................................................51
                  ------------------
Section  4.11     Waiver of Stay, Extension or Usury Laws..........................................52
                  ---------------------------------------
Section  4.12     Limitations on Transactions with Affiliates......................................52
                  --------------------------------------------
Section  4.13     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.....54
                  -----------------------------------------------------------------------------
Section  4.14     Limitation on Liens..............................................................55
                  -------------------
Section  4.15     Change of Control................................................................56
                  -----------------
Section  4.16     Limitation on Asset Sales........................................................58
                  -------------------------
Section  4.17     Prohibition on Incurrence of Senior Subordinated Debt............................62
                  -----------------------------------------------------
Section  4.18     Conduct of Business..............................................................62
                  -------------------
Section  4.19     Limitation of Guarantees by Restricted Subsidiaries..............................62
                  ----------------------------------------------------
Section  4.20     Limitation on Preferred Stock of Subsidiaries....................................63
                  ----------------------------------------------
Section  4.21     Capital Call Agreement...........................................................63
                  ----------------------

                                                       ARTICLE V

                                                 SUCCESSOR CORPORATION

Section  5.1      Merger, Consolidation and Sale of Assets.........................................64
                  ----------------------------------------
Section  5.2      Successor Corporation Substituted for the Company................................65
                  --------------------------------------------------
Section  5.3      Merger, Consolidation and Sale of Assets of Any Guarantor........................66
                  ----------------------------------------------------------
Section  5.4      Successor Corporation Substituted for Guarantor..................................66
                  -----------------------------------------------

                                                      ARTICLE VI

                                                 DEFAULT AND REMEDIES

Section  6.1      Events of Default................................................................66
                  -----------------
Section  6.2      Acceleration ....................................................................68
                  ------------
Section  6.3      Other Remedies...................................................................69
                  --------------
Section  6.4      Waiver of Past Defaults..........................................................69
                  -----------------------
Section  6.5      Control by Majority..............................................................69
                  -------------------
Section  6.6      Limitation on Suits..............................................................69
                  -------------------
Section  6.7      Rights of Holders To Receive Payment.............................................70
                  ------------------------------------
Section  6.8      Collection Suit by Trustee.......................................................70
                  --------------------------
Section  6.9      Trustee May File Proofs of Claim.................................................71
                  --------------------------------
Section  6.10     Priorities.......................................................................71
                  ----------
Section  6.11     Undertaking for Costs............................................................72
                  ---------------------

                                                ARTICLE VII

                                                  TRUSTEE

Section  7.1      Duties of Trustee................................................................72
                  -----------------
Section  7.2      Rights of Trustee................................................................73
                  -----------------
Section  7.3      Individual Rights of Trustee.....................................................74
                  ----------------------------
Section  7.4      Trustee's Disclaimer.............................................................75
                  --------------------
Section  7.5      Notice of Default................................................................75
                  -----------------
Section  7.6      Reports by Trustee to Holders....................................................75
                  -----------------------------
Section  7.7      Compensation and Indemnity.......................................................75
                  --------------------------
Section  7.8      Replacement of Trustee...........................................................77
                  ----------------------
Section  7.9      Successor Trustee by Merger, Etc.................................................78
                  --------------------------------
Section  7.10     Eligibility; Disqualification....................................................78
                  -----------------------------
Section  7.11     Preferential Collection of Claims Against Company. ..............................78
                                                    ----------------

                                                 ARTICLE VIII

                                      DISCHARGE OF INDENTURE; DEFEASANCE

Section  8.1      Termination of the Company's Obligations.........................................78
                  ----------------------------------------
Section  8.2      Legal Defeasance and Covenant Defeasance.........................................80
                  ----------------------------------------
Section  8.3      Conditions to Legal Defeasance or Covenant Defeasance. ..........................81
                  ------------------------------------------------------
Section  8.4      Application of Trust Money.......................................................83
                  --------------------------
Section  8.5      Repayment to the Company.........................................................83
                  ------------------------
Section  8.6      Reinstatement....................................................................84
                  -------------

                                                 ARTICLE IX

                                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section  9.1      Without Consent of Holders.......................................................84
                  --------------------------
Section  9.2      With Consent of Holders..........................................................85
                  -----------------------
Section  9.3      Effect on Senior Debt............................................................86
                  ---------------------
Section  9.4      Compliance with TIA..............................................................86
                  -------------------
Section  9.5      Revocation and Effect of Consents................................................86
                  ---------------------------------
Section  9.6      Notation on or Exchange of Securities............................................87
                  -------------------------------------
Section  9.7      Trustee To Sign Amendments, Etc..................................................87
                  --------------------------------

                                            ARTICLE X

                              SUBORDINATION OF SECURITIES..........................................87

Section  10.1     Securities Subordinated to Senior Debt...........................................88
                  --------------------------------------
Section  10.2     Suspension of Payment When Senior Debt Is in Default. ...........................88
                  -----------------------------------------------------
Section  10.3     Securities Subordinated to Prior Payment of All Senior Debt on
                  Dissolution, Liquidation or Reorganization of Company............................89
                  -----------------------------------------------------
Section  10.4     Payments May Be Paid Prior to Dissolution. ......................................91
                  ------------------------------------------

Section  10.5     Holders To Be Subrogated to Rights of Holders of Senior Debt. ...................91
                  -------------------------------------------------------------
Section  10.6     Obligations of the Company Unconditional.........................................92
                  ----------------------------------------
Section  10.7     Notice to Trustee................................................................92
                  -----------------
Section  10.8     Reliance on Judicial Order or Certificate of Liquidating Agent...................93
                  --------------------------------------------------------------
Section  10.9     Trustee's Relation to Senior Debt................................................93
                  ---------------------------------
Section  10.10    Subordination Rights Not Impaired by Acts or Omissions of the
                  --------------------------------------------------------------
                  Company or Holders of Senior Debt. ..............................................93
                  ---------------------------------
Section  10.11    Securityholders Authorize Trustee To Effectuate Subordination of Securities......94
                  ---------------------------------------------------------------------------
Section  10.12    This Article Ten Not To Prevent Events of Default. ..............................94
                  --------------------------------------------------
Section  10.13    Trustee's Compensation Not Prejudiced............................................95
                  -------------------------------------

                                                ARTICLE XI

                                         GUARANTEE OF SECURITIES

Section  11.1     Unconditional Guarantee..........................................................95
                  -----------------------
Section  11.2     Limitations on Guarantees........................................................96
                  -------------------------
Section  11.3     Execution and Delivery of Guarantee..............................................96
                  -----------------------------------
Section  11.4     Release of a Guarantor...........................................................97
                  ----------------------
Section  11.5     Waiver of Subrogation............................................................98
                  ---------------------
Section  11.6     Immediate Payment................................................................98
                  -----------------
Section  11.7     No Set-Off.......................................................................98
                  ----------
Section  11.8     Obligations Absolute.............................................................99
                  --------------------
Section  11.9     Obligations Continuing...........................................................99
                  ----------------------
Section  11.10    Obligations Not Reduced..........................................................99
                  -----------------------
Section  11.11    Obligations Reinstated...........................................................99
                  ----------------------
Section  11.12    Obligations Not Affected........................................................100
                  ------------------------
Section  11.13    Waiver..........................................................................101
                  ------
Section  11.14    No Obligation To Take Action Against the Company. ..............................101
                  -------------------------------------------------
Section  11.15    Dealing with the Company and Others.............................................101
                  -----------------------------------
Section  11.16    Default and Enforcement.........................................................102
                  -----------------------
Section  11.17    Amendment, Etc..................................................................102
                  --------------
Section  11.18    Acknowledgment..................................................................102
                  --------------
Section  11.19    Costs and Expenses..............................................................102
                  ------------------
Section  11.20    No Merger or Waiver; Cumulative Remedies........................................103
                  ----------------------------------------
Section  11.21    Survival of Obligations.........................................................103
                  -----------------------
Section  11.22    Guarantee in Addition to Other Obligations. ....................................103
                  -------------------------------------------
Section  11.23    Severability....................................................................103
                  ------------
Section  11.24    Successors and Assigns..........................................................103
                  ----------------------

                                             ARTICLE XII

                                    SUBORDINATION OF GUARANTEES

Section  12.1     Guarantee Obligations Subordinated to Guarantor Senior Debt. ...................104
                  ------------------------------------------------------------


Section  12.2     Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default....104
                  -----------------------------------------------------------------------------
Section  12.3     Guarantee Obligations Subordinated to Prior Payment of All
                  -----------------------------------------------------------
                  Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of
                  ----------------------------------------------------------------------
                  Such Guarantor..................................................................105
                  --------------
Section  12.4     Payments May Be Paid Prior to Dissolution. .....................................106
                  ------------------------------------------
Section  12.5     Holders of Guarantee Obligations To Be Subrogated to Rights of Holders of
                  --------------------------------------------------------------------------
                  Guarantor Senior Debt. .........................................................107
                  ---------------------
Section  12.6     Obligations of the Guarantors Unconditional. ...................................107
                  --------------------------------------------
Section  12.7     Notice to Trustee...............................................................107
                  -----------------
Section  12.8     Reliance on Judicial Order or Certificate of Liquidating Agent..................108
                  ---------------------------------------------------------------
Section  12.9     Trustee's Relation to Guarantor Senior Debt. ...................................108
                  --------------------------------------------
Section  12.10    Subordination Rights Not Impaired by Acts or Omissions of the
                  --------------------------------------------------------------
                  Guarantors or Holders of Guarantor Senior Debt. ................................109
                  ----------------------------------------------
Section  12.11    Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations..109
                  -------------------------------------------------------------------------------
Section  12.12    This Article Twelve Not To Prevent Events of Default. ..........................110
                  -----------------------------------------------------
Section  12.13    Trustee's Compensation Not Prejudiced...........................................110
                  -------------------------------------

                                                  ARTICLE XIII

                                                  MISCELLANEOUS

Section  13.1     TIA Controls....................................................................110
                  ------------
Section  13.2     Notices.........................................................................110
                  -------
Section  13.3     Communications by Holders with Other Holders. ..................................112
                  ---------------------------------------------
Section  13.4     Certificate and Opinion as to Conditions Precedent. ............................112
                  ---------------------------------------------------
Section  13.5     Statements Required in Certificate or Opinion. .................................112
                  ----------------------------------------------
Section  13.6     Rules by Trustee, Paying Agent, Registrar. .....................................113
                  ------------------------------------------
Section  13.7     Legal Holidays..................................................................113
                  --------------
Section  13.8     Governing Law...................................................................113
                  -------------
Section  13.9     No Adverse Interpretation of Other Agreements. .................................113
                  ----------------------------------------------
Section  13.10    No Recourse Against Others......................................................113
                  ---------------------------
Section  13.11    Successors......................................................................114
                  ----------
Section  13.12    Duplicate Originals.............................................................114
                  -------------------
Section  13.13    Severability....................................................................114
                  ------------

Exhibit A         -Form of Note
Exhibit B         -Form of Exchange Note
Exhibit C         -Form of Legends
Exhibit D         -Form of Certificate To Be Delivered in Connection
                           with Transfers to Non-QIB Accredited Investors
Exhibit E         -Form of Certificate To Be Delivered in Connection
                           with Transfers Pursuant to Regulation S


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE dated as of September 28, 1999 between UNILAB FINANCE CORP., a Delaware corporation (the "Issuer"), as Issuer, and HSBC BANK USA, a New York
                           ------
trust company and banking corporation, as Trustee (the "Trustee").
                                                        -------

     The Company has duly authorized the creation of an issue of 12 3/4% Senior Subordinated Notes due 2009 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section  1.1  Definitions.
              -----------

              "Acquired Indebtedness" means Indebtedness (1) of a Person or any
               ---------------------
of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

              "Affiliate" means, with respect to any specified Person, any other
               ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

              "Affiliate Transaction" has the meaning set forth in Section 4.12.
               ---------------------

              "Agent" means any Registrar, Paying Agent or co-Registrar.
               -----

          "Asset Acquisition" means (1) an Investment by the Company or any
           -----------------
Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of:
(1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include:

          (a) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

          (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
     Section 5.01;

          (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (d) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry;

          (e) the licensing of intellectual property;

          (f) disposals or replacements of obsolete equipment in the ordinary course of business;

          (g) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Investments that are not prohibited under Section 4.03;

          (h) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a
                                     ---------------------------------
     Receivables Entity (for the purposes of this clause (h), Purchase Money Notes shall be deemed to be cash);

         (i) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a
                                     ---------------------------------
     fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction; and

         (j) leases or subleases to third Persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries.

         "Assumption" means the assumption by Unilab of the obligations of the
          ----------
Issuer under this Indenture, the Securities, the Registration Rights Agreement, the Purchase Agreement and the Escrow Agreement pursuant to the terms of the Escrow Agreement.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
          --------------
state or foreign law for the relief of debtors.

         "Board of Directors" means, as to any Person, the board of directors
          ------------------
of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a
          ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Borrowing Base" means the sum (determined as of the end of the most
          --------------
recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the Company and its Restricted Subsidiaries and (2) 80% of Receivables of the Company and its Restricted Subsidiaries.

         "Business Day" means any day other than a Saturday, Sunday or any
          ------------
other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

         "Capital Call Agreement" means the Capital Call Agreement to be dated
          ----------------------
on or about the Effective Date by and among Kelso & Company, L.P., the Company and Bankers Trust Company, as agent for the lenders under the New Credit Facility.

         "Capital Stock" means:
          -------------

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

         (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the
          ----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means:
          ----------------

         (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

         (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");
       ---                                        -------

         (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

         (4) certificates of deposit or bankers' acceptances (or with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million;

         (5) certificates of deposit or bankers' acceptances or similar instruments maturing within one year from the date of acquisition thereof issued by any foreign bank that is a lender under the New Credit Facility having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

         (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

         (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (6) above.

           "Change of Control" means the occurrence of one or more of the
            -----------------
following events:

           (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than one or more Permitted Holders) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or
                      -----
     not otherwise in compliance with the provisions of this Indenture);

           (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

           (3) any Person or Group (other than one or more Permitted Holders) shall become the beneficial owner, directly or indirectly, of shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

           (4) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors.

           "Change of Control Date" has the meaning set forth in Section 4.15.
            ----------------------

           "Change of Control Offer" has the meaning set forth in Section 4.15.
            -----------------------

           "Change of Control Payment Date" has the meaning set forth in Section
            ------------------------------
4.15.

           "Commission" means the Securities and Exchange Commission.
            ----------

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means (i) prior to the Effective Date, the Issuer, and (ii)
           -------
from and after the Effective Date, Unilab, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

           "Consolidated EBITDA" means, with respect to any Person, for any
            -------------------
period, the sum (without duplication) of:

           (1) Consolidated Net Income; and

           (2) to the extent Consolidated Net Income has been reduced thereby:

                (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

                (b) Consolidated Interest Expense;

                (c) charges attributable to the exercise of employee options vesting upon the consummation of the Recapitalization; and

                (d) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the
                      ---- --------------
transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction
                                                                  -----------
Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.
----
In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such
                                    --- -----
calculation to:

        (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

        (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including pro forma adjustments for cost savings ("Cost Savings
                --- -----                                ------------
     Adjustments") that the Company reasonably believes in good faith could have
     -----------
     been achieved during
     the Four Quarter Period as a result of such acquisition or disposition (provided that both (i) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of the acquisition or disposition and (ii) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate and with respect to any other acquisition or disposition, such Officers' Certificate sets forth the specific steps to be taken within the 90 days after such acquisition or disposition to accomplish such cost savings) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period;

                (3) with respect to any such Four Quarter Period commencing prior to the Recapitalization, the Recapitalization (including any Cost Savings Adjustments) shall be deemed to have taken place on the first day of such Four Quarter Period; and

                (4) any asset sales or asset acquisitions (including any Consolidated EBITDA (including any Cost Savings Adjustments) attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period;

provided that to the extent that clause (2) or (4) of this sentence requires
--------
that pro forma effect be given to an asset sale or asset acquisition, such pro
     --- -----                                                             ---
forma calculation shall be based upon the four full fiscal quarters immediately
-----
preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for
           --------------------------
any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs relating to the Recapitalization and the financing therefor or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in the ordinary course of business); plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum of, without duplication:

          (1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations for such period determined on a consolidated basis in conformity with GAAP; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its

     Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of the Company means, for any period, the
           -----------------------
aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:
--------

          (1) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP;

          (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (3) extraordinary, unusual or nonrecurring gains, losses, income or expense, and the related tax effects;

          (4) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company;

          (5) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (6) the net loss of any Person other than a Restricted Subsidiary of the Company;

          (7) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person unless, in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (5) above;

          (8) non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transition; and

          (9) any fees, expenses or charges related to the Recapitalization or the transactions contemplated by the Recapitalization.

          "Consolidated Non-cash Charges" means, with respect to any Person, for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

           "Continuing Directors" means, as of any date of determination, any
            --------------------
member of the Board of Directors of the Company who:

           (1) was a member of such Board of Directors on the Effective Date;

           (2) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

           (3) is any designee of a Permitted Holder or was nominated by a Permitted Holder or any designees of a Permitted Holder on the Board of Directors.

           "Covenant Defeasance" has the meaning set forth in Section 8.02.
            -------------------

           "Currency Agreement" means any foreign exchange contract, currency
            ------------------
swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

           "Custodian" means any receiver, trustee, assignee, liquidator,
            ---------
sequestrator or similar official under any Bankruptcy Law.

           "Deadline Date" means December 30, 1999.
            -------------

           "Default" means an event or condition the occurrence of which is, or
            -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

           "Depository" shall mean The Depository Trust Company, New York, New
            ----------
York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

           "Designated Senior Debt" means (1) Indebtedness under or in respect
            ----------------------
of the New Credit Facility and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $30.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of

Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Securities.

           "Effective Date" means the effective date of the Assumption.
            --------------

           "Equity Offering" means a sale of Qualified Capital Stock of the
            ---------------
Company, other than any Capital Stock of the Company required to be purchased pursuant to the terms of the Capital Call Agreement.

           "Escrow Agent" means the Escrow Agent from time to time under the
            ------------
Escrow Agreement.

           "Escrow Agreement" means the Escrow Agreement dated as of September
            ----------------
28, 1999 between the Company and HSBC Bank USA, as escrow agent thereunder, as amended from time to time.

           "Escrowed Property" has the meaning ascribed thereto in the Escrow
            -----------------
Agreement.

           "Event of Default" has the meaning set forth in Section 6.01.
            ----------------

           "Exchange Act" means the Securities Exchange Act of 1934, as amended,
            ------------
or any successor statute or statutes thereto.

           "Exchange Securities" means Securities issued (i) in exchange for
            -------------------
Securities in the form of Exhibit A hereto pursuant to the terms of the Registration Rights Agreement or, in the case of Securities issued after the Issue Date, any other registration rights agreement or (ii) in the form of Exhibit B hereto.

           "fair market value" means, with respect to any asset or property, the
            -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

           "GAAP" means generally accepted accounting principles set forth in
            ----
the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

           "Global Security" shall mean one or more IAI Global Securities,
            ---------------
Regulation S Global Securities and Rule 144A Global Securities.

           "Guarantee Obligations" has the meaning set forth in Section 12.01.
            ---------------------

           "Guarantees" means the guarantees of the Securities by the
            ----------
Guarantors.

           "Guarantor" means each of the Company's Restricted Subsidiaries that
            ---------
in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor;

provided that any Person constituting a Guarantor as described above shall cease
--------
to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

           "Guarantor Senior Debt" means, with respect to any Guarantor:  the
            ---------------------
principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

           (x) all monetary obligations of every nature of such Guarantor under, or with respect to, the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

           (y) all Interest Swap Obligations of such Guarantor (and guarantees thereof by such Guarantor); and

           (z) all obligations of such Guarantor (and guarantees thereof by such Guarantor) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

           Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

           (1) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

           (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the New Credit Facility;

           (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

           (4) Indebtedness represented by Disqualified Capital Stock;

           (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

           (6) that portion of any Indebtedness incurred in violation of Section
     4.04 (but, as to any such Obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such Obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.04);

           (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

           (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

           "IAI Global Security" means a permanent global security in registered
            -------------------
form representing the aggregate principal amount of Securities held by Institutional Accredited Investors which are not QIBs.

           "incur" has the meaning set forth in Section 4.04.
            -----

           "Indebtedness" means with respect to any Person, without duplication:
            ------------

           (1) all Obligations of such Person for borrowed money;

           (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (3) all Capitalized Lease Obligations of such Person;

           (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

           (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

           (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

           (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, but which Obligations are not assumed by such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

           (8) all Obligations under currency agreements and interest swap agreements of such Person; and

           (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

           For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

           "Indenture" means this Indenture, as amended or supplemented from
            ---------
time to time in accordance with the terms hereof.

           "Initial Purchasers" means Deutsche Bank Securities Inc. and Merrill
            ------------------
Lynch, Pierce, Fenner & Smith Incorporated.

           "Institutional Accredited Investor" or "IAI" means an institution
            ---------------------------------      ---
that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act.

           "Interest Payment Date" means the stated maturity of an installment
            ---------------------
of interest on the Securities.

           "Interest Swap Obligations" means the obligations of any Person
            -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "Inventory" means goods held for sale or lease by a Person in the
           ---------
ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

          "Investment" by any Person in any other Person means, with respect to
           ----------
any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.03:

          (1) the Company shall be deemed to have made an "Investment" equal to the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made subsequent to the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary; and

          (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; provided that no such
                                                           --------
     payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, more than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Invest-ment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

           "Issue Date" means September 28, 1999, the date of original issuance
            ----------
of any Securities under this Indenture.

           "Issuer" means Unilab Finance Corp., a Delaware corporation.
            ------

           "Joint Venture" means a corporation, partnership or other business
            -------------
entity, other than a Subsidiary of the Company, engaged or proposed to be engaged in the same or a similar line of business as the Company in which the Company owns, directly or indirectly, not less than 30% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers and trustees thereof, with the balance of the ownership interests being held by one or more third parties.

           "Legal Defeasance" has the meaning set forth in Section 8.02.
            ----------------

           "Lien" means any lien, mortgage, deed of trust, pledge, security
            ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

           "Mandatory Redemption Date" means (a) January 20, 2000, if the
            -------------------------
Assumption has not occurred on or prior to the Deadline Date or (b) the 20th day (of if such day is not a Business Day, the first Business Day thereafter) following the termination of the Merger Agreement, on or prior to the Deadline Date, for any reason.

           "Mandatory Redemption Price" means 101% of the offering price (i.e.,
            --------------------------                                    ---
97.268% of the principal amount at maturity) of the Securities plus accrued and unpaid interest up to but not including the Mandatory Redemption Date.

           "Maturity Date" means October 1, 2009.
            -------------

           "Merger Agreement" means the Agreement and Plan of Merger dated as of
            ----------------
May 24, 1999 by and between Unilab and UC Acquisition, as amended or supplemented from time to time.

           "Net Cash Proceeds" means, with respect to any Asset Sale, the
            -----------------
proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

           (1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

           (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

           (3) repayment of Senior Debt or Guarantor Senior Debt that is required to be repaid in connection with such Asset Sale; and

           (4) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date; provided that, in the case of the sale by the Company of an
                --------
     asset constituting an Investment made after the Issue Date (other than a Permitted Investment), the "Net Cash Proceeds" in respect of such Asset Sale shall not include the lesser of (x) the cash received with respect to such Asset Sale and (y) the initial amount of such Investment, less, in the case of clause (y), all amounts (up to an amount not to exceed the initial amount of such Investment) received by the Company with respect to such Investment, whether by dividend, sale, liquidation or repayment, in each case prior to the date of such Asset Sale.

           "Net Proceeds Offer" has the meaning set forth in Section 4.16.
            ------------------

           "Net Proceeds Offer Amount" has the meaning set forth in Section
            -------------------------
4.16.

           "Net Proceeds Offer Payment Date" has the meaning set forth in
            -------------------------------
Section 4.16.

           "Net Proceeds Offer Trigger Date" has the meaning set forth in
            -------------------------------
Section 4.16.

          "New Credit Facility" means the credit agreement to be dated on or
           -------------------
about the Effective Date, between the Company, the lenders party thereto in their capacities as lenders thereunder, Deutsche Bank Securities Inc., as lead arranger, Bankers Trust Company, as administrative agent, and Merrill Lynch Capital Corporation, as co-arranger and syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (whether with the original agents and lenders or other agents and lenders or otherwise) and whether provided under the original New Credit Facility or one or more other credit agreements or otherwise) (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the

Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

           "Non-payment Default" has the meaning set forth in Section 10.02.
            -------------------

           "Non-U.S. Person" has the meaning assigned to such term in Regulation
            ---------------
S.

           "Obligations" means all obligations for (a) principal, premium,
            -----------
interest, penalties, fees, and (b) to the extent liquidated and quantifiable at the time of determination, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Officer" means, with respect to any Person, the Chairman of the
            -------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

           "Officers' Certificate" means a certificate signed by two Officers of
            ---------------------
the Company.

           "Opinion of Counsel" means a written opinion from legal counsel,
            ------------------
which opinion and counsel are reasonably acceptable to the Trustee.

           "Participants" has the meaning set forth in Section 2.16.
            ------------

           "Paying Agent" has the meaning set forth in Section 2.03.
            ------------

           "Payment Blockage Notice" has the meaning set forth in Section 10.02.
            -----------------------

           "Payment Blockage Period" has the meaning set forth in Section 10.02.
            -----------------------

           "Payment Default" has the meaning set forth in Section 10.02.
            ---------------

           "Permitted Holders" means Kelso & Company, Kelso Investment
            -----------------
Associates VI L.P., KEP VI LLC and their respective Affiliates.

           "Permitted Indebtedness" means, without duplication, each of the
            ----------------------
following:

           (1) Indebtedness under the Securities and this Indenture in an aggregate principal amount not to exceed $155.0 million;

           (2) Indebtedness incurred pursuant to the New Credit Facility (including but not limited to Indebtedness in respect of letters of credit or bankers' acceptances issued or created thereunder) in a maximum principal amount not to exceed in the aggregate the amount equal to $185.0 million plus the amount, if any, by which the Borrowing Base exceeds the Borrowing

     Base on the Effective Date less the amount of all repayments of term loans and permanent commitment reductions in the revolving credit portion of the New Credit Facility with Net Cash Proceeds of Asset Sales applied thereto as required by Section 4.16;

         (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Effective Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

         (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any Indebtedness to which any
                                  --------
     such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap
                                    --------  -------
     Obligations are entered into, in the judgment of the Company, to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on their respective outstanding Indebtedness;

         (5) Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from foreign currency exchange rates;

         (6) intercompany Indebtedness owed by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company or by the Company to any Restricted Subsidiary;

         (7) Acquired Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor to the extent the Company could have incurred such Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio of Section 4.04 on the date such Indebtedness became Acquired Indebtedness; provided that such Acquired Indebtedness was not incurred in
                   --------
     connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company;

         (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided,
                                                                    --------
     however, that such Indebtedness is extinguished within five Business Days
     -------
     of incurrence;

         (9) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than pursuant to clauses
     (2), (4), (5), (6), (8), (10), (11), (12), (13), (14), (15) and (16) of
     this definition), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required
                                                                        --------
     Premiums") and fees in
     connection therewith; provided that any such event shall not (1) result in
                           --------
     an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold; provided that no Restricted Subsidiary of
                                       --------
     the Company may refinance any Indebtedness pursuant to this clause (9) other than its own Indebtedness;

         (10) Indebtedness (including Capitalized Lease Obligations) incurred by the Company to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed $15.0 million at the time of any incurrence thereof (which amount shall be deemed not to include such Indebtedness incurred in whole or in part under the New Credit Facility to the extent permitted under clause (a) above);

         (11) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings);

         (12) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

         (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

         (14) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

         (15) Indebtedness consisting of guarantees (i) by the Company of Indebtedness and any other obligation or liability permitted to be incurred under this Indenture by Restricted Subsidiaries of the Company, and (ii) subject to the provisions of Section 4.19 by Restricted Subsidiaries of the Company of Indebtedness and any other obligation or liability permitted to be incurred by the Company or other Restricted Subsidiaries of the Company; and

        (16) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $20.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Facility).

        "Permitted Investments" means:
         ---------------------

        (1) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company;

        (2) cash and Cash Equivalents;

        (3) Investments existing on the Effective Date and Investments made on the Effective Date pursuant to the Merger Agreement;

        (4) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $1.0 million at any one time outstanding;

        (5) accounts receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary
     --------  -------
     trade terms as the customary trade terms;

        (6) Currency Agreements and Interest Swap Obligations entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with this Indenture;

        (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

        (8) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture;

        (9) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

        (10) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not exceeding $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (a) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness) and (b) without duplication of any amounts included in clause (10)(a) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock, which in the case of amounts described in clause
     (10)(a) or (10)(b) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (10) (such additional Permitted Investments being referred to collectively as "Stock Permitted Investments");
     ----------------------------

        (11) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Entity is in the form of a
     --------
     Purchase Money Note or an equity interest;

        (12) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the
                                                              --------
     case of an Asset Sale, (a) such Investment does not exceed 25% of the consideration received for such Asset Sale and (b) such Asset Sale is otherwise effected in compliance with Section 4.16;

        (13) Investments by the Company or its Restricted Subsidiaries in Joint Ventures in an aggregate amount not in excess of $5.0 million; and

        (14) that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Capital Stock).

        (15) Any net cash proceeds that are used by the Company or any of its Restricted Subsidiaries to make Stock Permitted Investments pursuant to clause (10) of this definition shall not be included in subclauses (x) and
     (y) of clause (iii) of the first paragraph of Section 4.03.

        "Permitted Liens" means the following types of Liens:
         ---------------

        (1) Liens securing the Securities and the Guarantees;

        (2) Liens securing Acquired Indebtedness incurred in reliance on clause
     (7) of the definition of Permitted Indebtedness; provided that such Liens
                                                      --------
     do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

        (3) Liens existing on the Effective Date, together with any Liens securing Indebtedness incurred in reliance on clause (9) of the definition of "Permitted Indebtedness" in order to refinance the Indebtedness secured
         ----------------------
     by Liens existing on the Issue Date; provided that the Liens securing the
                                          --------
     refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

        (4) Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary; and

        (5) other Liens securing Senior Subordinated Indebtedness; provided that
                                                                   --------
     the maximum aggregate amount of outstanding obligations secured thereby shall not at any time exceed $5.0 million.

        "Person" means an individual, partnership, limited liability company,
         ------
corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

        "Physical Securities" shall have the meaning provided in Section
         -------------------
2.01.

        "Plan" means any employee benefit plan, retirement plan, deferred
         ----
compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary of the Company, or other successor plan thereof, and "Plans" shall have a correlative meaning.
              -----

        "Preferred Stock" of any Person means any Capital Stock of such Person
         ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Indebtedness (including the Securities) means the
           ---------
principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Placement Legend" shall have the meaning provided in Exhibit
           ------------------------                                     -------
C.
-

          "Productive Assets" means assets (including Capital Stock) of a kind
           -----------------
used or usable in the businesses of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the date of the relevant Asset Sale.

          "Purchase Money Note" means a promissory note of a Receivables Entity
           -------------------
evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning
           -----------------------------      ---
specified in Rule 144A under the Securities Act.

          "Qualified Receivables Transaction" means any transaction or series of
           ---------------------------------
transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Recapitalization" means the transactions contemplated by the Merger
           ----------------
Agreement, together with the financings therefor.

          "Receivable" means a right to receive payment arising from a sale or
           ----------
lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

          "Receivables Entity" means a Wholly Owned Subsidiary of the Company
           ------------------
(or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

            (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

             (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

             (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

             (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

            (2) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

            (3) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than through the contribution of additional Receivables, related security and collections thereto and proceeds of the foregoing.

            Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Record Date" means the applicable Record Date specified in the
             -----------
Securities, whether or not any such date is a Business Day.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

          "Reference Date" has the meaning set forth in Section 4.03.
           --------------

          "Registrar" has the meaning set forth in Section 2.03.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of the Issue Date among the Issuer and the Initial
Purchasers.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" has the meaning set forth in Section
           ----------------------------
2.01.

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Debt or Guarantor Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks
      --------
such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Responsible Officer" means, when used with respect to the Trustee,
           -------------------
any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning set forth in Section 4.03.
           ------------------

          "Restricted Period" has the meaning set forth in Section 2.01.
           -----------------

          "Restricted Security" means a Security that constitutes a "Restricted
           -------------------
Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and
--------  -------
conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Restricted Subsidiary" of any Person means any Subsidiary of such
           ---------------------
Person which at the time of determination is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

           "Rule 144A Global Security" has the meaning set forth in Section
            -------------------------
2.01.

           "Sale and Leaseback Transaction" means any direct or indirect
            ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

           "Securities" means, collectively, the Company's 12 3/4% Senior
            ----------
Subordinated Notes due 2009 issued in accordance with Section 2.02 (whether on the Issue Date or thereafter), including any Exchange Securities, treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

           "Securities Act" means the Securities Act of 1933, as amended, or
            --------------
any successor statute or statutes thereto.

           "Securityholder" or "Holder" means the Person in whose name a
            --------------      ------
Security is registered on the Registrar's books.

           "Senior Debt" means the principal of, premium, if any, and interest
            -----------
(including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

           (1) all monetary obligations of every nature of the Company under, or with respect to, the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

           (2) all Interest Swap Obligations of the Company (and guarantees thereof by the Company); and

           (3) all obligations of the Company (and guarantees thereof by the Company) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

           Notwithstanding the foregoing, "Senior Debt" shall not include:

           (1) any Indebtedness of the Company to a Subsidiary of the Company;

           (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the New Credit Facility;

           (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

           (4) Indebtedness represented by Disqualified Capital Stock;

           (5) any liability for federal, state, local or other taxes owed or owing by the Company;

           (6) that portion of any Indebtedness incurred in violation of Section
     4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.04);

           (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

           (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

           "Senior Subordinated Indebtedness" means the Securities and any other
            --------------------------------
Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not by its express terms
        ---- -----
subordinate in right of payment to any Indebtedness of the Company which is not Senior Debt.

           "Significant Subsidiary," with respect to any Person, means any
            ----------------------
Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

           "Standard Securitization Undertakings" means representations,
            ------------------------------------
warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

          "Subordinated Obligation" means any Indebtedness of the Company
           -----------------------
(whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Securities pursuant to a written agreement.

          "Subsidiary", with respect to any Person, means:
           ----------

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "TIA" means the Trust Indenture act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UC Acquisition" means UC Acquisition Sub, Inc., a Delaware
           --------------
corporation.

          "Unilab" means Unilab Corporation, a Delaware corporation.
           ------

          "Unrestricted Securities" means one or more Securities in the form set
           -----------------------
forth in Exhibit B that do not and are not required to bear the Private
         ---------
Placement Legend, including, without limitation, the Exchange Securities.

          "Unrestricted Subsidiary" of any Person means:
           -----------------------

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:
                                                    --------

          (1) the Company certifies to the Trustee in an Officers' Certificate that such designation complies with Section 4.03; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations of, and
           ---------------------------
obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Wholly
           ----------------------------------
Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

          "Wholly Owned Subsidiary" means any Restricted Subsidiary of the
           -----------------------
Company all the outstanding voting securities of which (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned, directly or indirectly, by the Company.

Section 1.2 Incorporation by Reference of TIA.
            ---------------------------------

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities.
             --------------------

            "indenture security holder" means a Holder or a Securityholder.
             -------------------------

              "indenture to be qualified" means this Indenture.
              -------------------------

              "indenture trustee" or "institutional trustee" means the Trustee.
              -----------------      ---------------------

              "obligor" on the indenture securities means the Company, any
              -------
Guarantor or any other obligor on the Securities.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section  1.3  Rules of Construction.
              ---------------------

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5) provisions apply to successive events and transactions; and

              (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE II

                                THE SECURITIES

Section  2.1  Form and Dating.
              ---------------

              The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto and the Exchange Notes
                                      ---------
and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B. The Securities may have notations, legends or endorsements
        ---------
required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and show the date of its authentication.

              The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited
                                                        ---------
with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in S ection 2.14 (the "Rule 144A Global Security"). Securities
                                         -------------------------
offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Exhibit C (the "Regulation S Global Security"). The aggregate principal amount of the Global
 ----------------------------
Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

              Through and including the 40th day after the later of the commencement of the Offering and the Issue Date (the "Restricted Period"),
                                                      -----------------
beneficial interests in the Regulation S Global Security may be held only through Euroclear and Cedel (as indirect participants in The Depository Trust Company), unless transferred to a Person that takes delivery through a Rule 144A Global Security in accordance with Section 2.16.

              Securities issued in exchange for interests in the Global Securities pursuant to Section 2.16 may be issued in the form of permanent certificated Securities in registered form (the "Physical Securities") and shall
                                                 -------------------
bear the Private Placement Legend. All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

Section  2.2  Execution and Authentication.
              ----------------------------

              Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

              If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

              A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

              The Trustee shall authenticate Securities for original issue on the initial Issue Date in the aggregate principal amount of $155,000,000 upon a written order of the Company in the form of an Officers' Certificate. In addition, the Trustee shall authenticate Securities for original issue after the initial Issue Date in the aggregate principal amount of up to $155,000,000 upon a written order of the Company in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $300,000,000, except as provided in Section 2.07.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

              The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

Section  2.3  Registrar and Paying Agent.
              --------------------------

              The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b)
                                                           ---------
Securities may be presented or surrendered for payment ("Paying Agent") and (c)
                                                         ------------
notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in
              --------  -------
any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar, Paying Agent or Calculation Agent except that for the purposes of Articles Three and Eight and Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section  2.4  Paying Agent To Hold Assets in Trust.
              ------------------------------------

              The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Four and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section  2.5  Holder Lists.
              ------------

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section  2.6  Transfer and Exchange.
              ---------------------

              Subject to Sections 2.16 and 2.17, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the
                                           --------  -------
Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and
(iii) during a Change of Control Offer or an Net Proceeds Offer if such Security is tendered pursuant to such Change of Control Offer or Net Proceeds Offer and not withdrawn.

              Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Securities may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry system.

Section 2.7   Replacement Securities.
              ----------------------

              If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this
Section 2.07, including reasonable fees and expenses of counsel.

              Every replacement Security is an additional obligation of the Company.

Section 2.8   Outstanding Securities.
              ----------------------

              Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any one of its Affiliates holds the Security (subject to the provisions of Section 2.09).

              If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section
2.07. If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue.

              If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section  2.9   Treasury Securities.
               -------------------

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

Section  2.10  Temporary Securities.
               --------------------

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

Section 2.11   Cancellation.
               ------------

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, unless otherwise requested by the written direction of the Company, shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with customary procedures. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12   Defaulted Interest.
               ------------------

               If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to
Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subse-quent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13   CUSIP Number.
               ------------

               The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice
                                      --------  -------
may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.14   Restrictive Legends.
               -------------------

               Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the Private Placement Legends on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

Section 2.15   Deposit of Moneys.
               -----------------

               Prior to 9:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Net Proceeds Offer Payment Date, as the case may be.

Section 2.16   Book-Entry Provisions for Global Securities.
               --------------------------------------------

               (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
                             ---------

               Members of, or participants in, the Depository ("Participants")
                                                                ------------
shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

        (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.


        (c) In connection with any registration of transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Security so transferred.

        (d) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.16, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

        (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) of this Section 2.16 shall, except as otherwise provided by Section 2.17, bear the Private Placement Legend.

        (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.17  Special Transfer Provisions.
              ---------------------------

              (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any
     Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company
                                    --------  -------
     nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal
                                              ---------
     opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;
                                                          ---------

          (ii) if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the IAI Global Security or Regulation S Global Security, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Security or Regulation S Global Security, as the case may be, in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred.

     (b) Transfers to QIBs. The following provisions shall apply with respect to
         -----------------
     the registration of any proposed transfer of a Restricted Security to a
     QIB:

         (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
           --------  -------
     Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

         (ii) if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Rule 144A Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

         (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Security or the Regulation S Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Security or the Regulation S Global

     Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of the Securities to be transferred.

     (c) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (d)  Private Placement Legend.  Upon the registration of transfer, exchange
          ------------------------
or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

     (e)  General.  By its acceptance of any Security bearing the Private
          -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Registrar shall retain in accordance with its customary procedure copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE III

                                  REDEMPTION

Section  3.1  Notices to Trustee.
              ------------------

              If the Company elects to redeem Securities pursuant to paragraph 6 or paragraph 7 of the Securities or if the Company is required to redeem Securities pursuant to paragraph 8 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. If the Company is required to redeem the Securities pursuant to paragraph

8 of the Securities the Company shall also so notify the Escrow Agent concurrently with its notification to the Trustee. The Company shall give notice of redemption pursuant to paragraphs 6 or 7 of the Securities to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein. In the case of a redemption pursuant to paragraph 8 of the Securities, the Company shall give notices to the Trustee and the Escrow Agent provided for in this Section promptly after the occurrence of the event triggering the requirement to redeem the Securities.

Section  3.2  Selection of Securities To Be Redeemed.
              --------------------------------------

              In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata
                                                                       --- ----
basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less
--------  -------
shall be redeemed in part; and provided, further, that if a partial redemption
                               --------  -------
is made with the net cash proceeds of an Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject
     --- ----
to the procedures of the Depository), unless such method is otherwise prohibited.

Section  3.3  Notice of Redemption.
              --------------------

              In the case of a redemption pursuant to paragraph 6 or paragraph 7 of the Securities, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. In the case of a redemption pursuant to paragraph 8 of the Securities, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder of Securities at its registered address on the date it delivers the notice to the Trustee pursuant to Section 3.01. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

              (1) the Redemption Date;

              (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

              (3) the name and address of the Paying Agent;

              (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

              (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

              (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

              (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

              (8) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

              The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section  3.4  Effect of Notice of Redemption.
              ------------------------------

              Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

Section 3.5   Deposit of Redemption Price.
              ---------------------------

              On or before 9:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

              If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

Section  3.6  Securities Redeemed in Part.
              ---------------------------

              Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.


                                  ARTICLE IV

                                   COVENANTS

Section  4.1  Payment of Securities.
              ---------------------

              The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section  4.2  Maintenance of Office or Agency.
              -------------------------------

              The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

              The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby initially designates the Corporate Trust Office of the Trustee located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.03.

Section  4.3  Limitation on Restricted Payments.
              ---------------------------------

              Prior to the Effective Date, the Company shall not make any Restricted Payment or any Permitted Investment except to the extent necessary to consummate the Recapitalization, the Assumption and the transactions contemplated thereby, including any Investments deemed to exist by virtue of the Escrow Agreement. The foregoing shall not prohibit the Company from paying a dividend or otherwise distributing to the holders of its Capital Stock an amount equal to the excess of the Escrowed Property over the Mandatory Redemption Price.

          From and after the Effective Date, the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock; or

          (3) make any Investment (other than Permitted Investments) in any other Person (each of the foregoing actions set forth in clauses (1), (2) and (3) (other than the exceptions thereto) being referred to as a "Restricted Payment"); if at the time of such Restricted Payment or
      ------------------
     immediately after giving effect thereto:

                (i) a Default or an Event of Default shall have occurred and be continuing;

                (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; or

                (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of:

                (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting
              ---------------
              period); plus

                (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Effective Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness but excluding (A) aggregate net cash proceeds from the sale of Capital Stock of the Company to the extent used to repurchase or acquire shares of Capital Stock of the Company pursuant to clause (2)(ii) of the next succeeding paragraph and (B) aggregate net cash proceeds from the sale of Capital Stock of the Company required by the terms of the Capital Call Agreement); plus

                (y)  without duplication of any amounts included in clause
              (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company (excluding any equity contribution required to be made pursuant to the terms of the Capital Call Agreement) from a holder of the Company's Capital Stock subsequent to the Effective Date; plus

                (z) to the extent that any Investment (other than a Permitted Investment) that was made after the Effective Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

                     (a) the net cash proceeds received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and

                     (b) the initial amount of such Investment, but only to the extent not included in the calculation of Consolidated Net Income. Any net cash proceeds included in the foregoing clauses
                (iii)(x) or (iii)(y) shall not be included in clause (10)(a) or clause (10)(b) of the definition of "Permitted Investments" to
                                                     ---------------------
                the extent actually utilized to make a Restricted Payment under this paragraph.

           Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

           (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

           (2) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

           (3) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or payments in respect of any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or options, stock appreciation or similar securities, in each case held by then current or former officers, directors or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment; provided that such redemptions,
                                              --------
     repurchases, acquisitions, cancellations or other retirements pursuant to this clause (3) shall not exceed $10.0 million in the aggregate after the Issue Date (which amount shall be increased by the amount of any cash proceeds to the Company from (x) sales of its Capital Stock to management employees subsequent to the Effective Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases);

        (4) the payment of fees and compensation as permitted under clause (1),
     (14) or (15) of paragraph (c) of Section 4.12;

        (5) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate, to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

        (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

        (7) Restricted Payments made pursuant to the Merger Agreement; and

        (8) the distribution of Capital Stock of an Unrestricted Subsidiary of the Company to holders of Capital Stock of the Company.

        In determining the aggregate amount of Restricted Payments made subsequent to the Effective Date in accordance with clause (3) of the immediately preceding paragraph:

        (1) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1) and (3) shall be included in such calculation, provided that
                                                                --------
     such expenditures pursuant to clause (3) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies; and

        (2) amounts expended pursuant to clauses (2), (4), (5), (6) and (7) shall be excluded from such calculation.

Section  4.4  Limitation on Incurrence of Additional Indebtedness.
              ----------------------------------------------------

              Prior to the Effective Date, the Company shall not incur any Indebtedness except the following:

              (1) the Securities in an aggregate principal amount not to exceed $155.0 million; and

              (2) Indebtedness of the Company that is not secured by a Lien on any assets, property or Capital Stock owned by the Company or any of its Subsidiaries, the proceeds of which Indebtedness are used solely for deposit (or the purchase of marketable direct obligations issued by the United States Government to be deposited) with the Escrow Agent in an amount not to exceed the amount necessary, together with net proceeds to the Company of the issuance of the Securities, to enable the Company to make the Initial Deposit.

              From and after the Effective Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness);
                -----
provided, however, that if no Default or Event of Default shall have occurred
--------  -------
and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such incurrence is on or prior to October 1, 2001 and 2.25 to
1.0 of such incurrences is thereafter.

Section 4.5   Corporate Existence.
              -------------------

              Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be
                                --------  -------
required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the Board of Directors of the Company shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

Section 4.6   Payment of Taxes and Other Claims.
              ---------------------------------

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be
                                --------  -------
required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

Section  4.7  Maintenance of Properties and Insurance.
              ---------------------------------------

              (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent
            --------  -------
     the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Restricted Subsidiary, desirable in the conduct of the business of the Company or any such Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders; provided, further, that
                                                     --------  -------
     nothing in this Section 4.07 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

              (b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

Section 4.8   Compliance Certificate; Notice of Default .
              -----------------------------------------

              (a) The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year (which on the date hereof is December
     31) an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

              (b) The annual financial statements delivered pursuant to Section
     4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

Section 4.9   Compliance with Laws.
              --------------------

              The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

Section 4.10  Reports to Holders.
              ------------------

              Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish the Holders of Securities:

              (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms; and

              (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the Commission's rules and regulations.

               In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for a period of two years after the Issue Date, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if at the time of such request the Company is not subject to Section 13 or 15(d) of the Exchange Act.

Section 4.11   Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.12   Limitations on Transactions with Affiliates.
               --------------------------------------------

               (a) Prior to the Effective Date, the Company shall not enter into or permit to exist any Affiliate Transactions other than to the extent necessary to consummate the Recapitalization, the Assumption and the transactions contemplated thereby.

               (b) From and after the Effective Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"),
                                                    ---------------------
     other than (x) Affiliate Transactions permitted under paragraph (c) below and (y) Affiliate Transactions entered into on terms that are fair and reasonable to, and in the best interests of, the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company's Board of Directors; provided, however, that for a transaction or
                                   --------  -------
     series of related transactions with an aggregate value of $5.0 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, further, that for a transaction or series of related transactions with an aggregate value of $15.0 million or more, the Board of Directors of the Company shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary.

          (c) The foregoing restrictions shall not apply to:

          (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

          (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by
                   --------
     this Indenture;

          (3) transactions effected as part of a Qualified Receivables Transaction;

          (4) any agreement as in effect as of the Effective Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Effective Date;

          (5) Restricted Payments permitted by this Indenture;

          (6) any Permitted Investment;

          (7) transactions permitted by, and complying with, the provisions of
     Article 5 hereof;

          (8) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Company;

          (9) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries pursuant to Plans and employment contracts approved by the Board of Directors of the Company;

          (10)loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5.0 million at any one time outstanding;

          (11) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors of the Company;

          (12) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally;

          (13) any agreement to do any of the foregoing;

          (14) the payment of fees, reimbursements, indemnifications and other amounts pursuant to any agreements between the Company and Kelso & Co., L.P. with respect to the payment of investment banking and annual financial advisory fees; and

          (15) transactions entered into on the Effective Date in connection with the Recapitalization and the financing therefor.

Section  4.13 Limitation on Dividend and Other Payment Restrictions Affecting
              ---------------------------------------------------------------
Subsidiaries.
------------

          From and after the Effective Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

              (a) applicable law;

              (b) this Indenture or encumbrances or restrictions substantially similar to the encumbrances and restrictions contained in this Indenture taken as a whole;

              (c) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

              (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; provided, however, that such Acquired Indebtedness was
                         --------  -------
     not incurred in connection with, or in anticipation or contemplation of, an acquisition by the Company or the Restricted Subsidiary;

              (e) agreements existing on the Effective Date;

              (f) the New Credit Facility;

              (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

              (h) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale;

              (i) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date;

              (j) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity; or
     --------

              (k) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e) or (f) above; provided,
                                                                 --------
     however, that the provisions relating to such encumbrance or restriction
     -------
     contained in any such refinancing, replacement or substitution agreement are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (f).

Section 4.14  Limitation on Liens.
              -------------------

              Prior to the Effective Date, the Company shall not create, incur, assume or suffer to exist any Lien of any kind against or upon any of its property or assets, or any proceeds, income or profit therefrom which secure any Indebtedness other than as contemplated by the Escrow Agreement.

              From and after the Effective Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom which secure Senior Subordinated Indebtedness or Subordinated Obligations, unless:


                (1) in the case of Liens securing Subordinated Obligations, the Securities are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens at least to the same extent that the Securities are subordinated to Senior Debt; and

                (2) in the case of Liens securing Senior Subordinated Indebtedness, the Securities are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

Section 4.15   Change of Control.
               -----------------

               (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer"), and shall
                                     -----------------------
     purchase, on a Business Day (the "Change of Control Payment Date") as
                                       ------------------------------
     described below, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

               (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following the date upon which the Company obtains actual knowledge of any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the New Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Facility and all other Senior Debt to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in clause (c) below because same is prohibited by the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (c) of Section 6.01 but shall not constitute an Event of Default described in clause (b) of Section 6.01.

               (c) Within 30 days following the date upon which the company obtains actual knowledge that a Change of Control occurred (the "Change of
                                                                      --------
     Control Date"), the Company shall send, by first class mail, a notice to
     ------------
     each

     Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

         (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

         (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 30 days or later than 45 days from the date such notice is mailed;

         (3) that any Security not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

         (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

         (8) the circumstances and relevant facts regarding such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the

Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Company the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

               Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

               The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16   Limitation on Asset Sales.
               -------------------------

               Prior to the Effective Date, the Company shall not consummate an Asset Sale except to the extent necessary to consummate the Recapitalization and the transactions contemplated by the Escrow Agreement including the Assumption and related release to Unilab of the Escrowed Property.

               From and after the Effective Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

               (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on
                  --------
     the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes and other than liabilities consisting of Disqualified Capital Stock) (i) that are assumed by the transferee of any such assets and from which the Company and its Restricted Subsidiaries are unconditionally released or (ii) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation and (y) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly, but in no event more than 60 days after receipt, converted by the Company or such Restricted Subsid iary into cash or Cash Equivalents (to the extent of the cash or Cash Equiva lents received), shall be deemed to be cash for purposes of this provision; and

           (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

               (a) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the avail ability under such revolving credit facility;

               (b) to reinvest in Productive Assets; or

               (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

          On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding sentence (each, a "Net Pro ceeds Offer Trigger Date"), such aggregate amount of Net Cash
          --------------------------------
Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be
                                        -------------------------
applied by the Company or such Restricted Subsidiary to make an offer to purchase for cash (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer
                        ------------------                   ------------------
Payment Date") not less than 30 nor more than 45 days following the applicable
------------
Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that
                                                       --- ----
amount of Notes equal to the Net Proceeds Offer Amount at a price in cash equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however,
                                                              --------  -------
that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest, dividends or other earnings received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accor dance with this covenant.

          Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds

Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

          Notwithstanding the immediately preceding paragraphs of this Section 4.16, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

           (1) at least 75% of the consideration for such Asset Sale constitutes Productive Assets; and

           (2) such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors); provided that any
                                                         --------
     consider ation not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be subject to the provisions of the two preceding paragraphs; provided, that at the time of entering into such transaction or
                 --------
     immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

          Notice of each Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company within 30 days following the applicable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

           (1) that the Net Proceeds Offer is being made pursuant to this
     Section 4.16 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in
     --------  -------
     the Net Proceeds Offer exceeds the aggregate amount of Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis;

           (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by applicable law);

           (3) that any Security not tendered will continue to accrue interest;

           (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

           (5) that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

           (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpur chased portion of the Securities surrendered.

          On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be pur chased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon set forth in the notice of such Net Proceeds Offer. Any Security not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.16, the Trustee shall act as the Paying Agent.

          To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.


 Section 4.17  Prohibition on Incurrence of Senior Subordinated Debt.
               -----------------------------------------------------

          Neither the Company nor any Guarantor shall incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or such Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

 Section 4.18  Conduct of Business.
               -------------------

          Prior to the Effective Date, the Company shall not engage in any business operations other than those in connection with the issuance of the Securities, the Escrow Agreement and the Recapitalization.

          From and after the Effective Date, the Company and its Restricted Subsidiaries shall not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

Section 4.19  Limitation of Guarantees by Restricted Subsidiaries.
              ----------------------------------------------------

          The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebt edness of the Company (other than: (1) Permitted Indebtedness of a Restricted Subsidiary of the Company; (2) Indebtedness under Currency Agreements in reliance on clause (5) of the definition of Permitted Indebtedness; or (3) Interest Swap Obligations incurred in reliance on clause
(4) of the definition of Permitted Indebted  ness), unless, in any such case:

           (1) such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing a guarantee of payment of the Securities by such Restricted Subsidiary, and

           (2) (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to such guarantee of the Securities pursuant to subordination provisions no less favorable to the Holders of the Securities than those contained in this Indenture and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to such guarantee at least to the same extent that the Securities are subordinated to Senior Debt.

          Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

           (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guaran tee was executed and delivered pursuant to the preceding paragraph;

           (2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of
                                 --------
     such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebted ness of the Company so guaranteed.

           (3) the Legal Defeasance of the Securities pursuant to Section 8.02;
     or

           (4) such Restricted Subsidiary being designated as an Unrestricted Subsidiary pursuant to the provisions of this Indenture.

 Section 4.20  Limitation on Preferred Stock of Subsidiaries.
               ----------------------------------------------

          From and after the Effective Date, the Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

 Section 4.21  Capital Call Agreement.
               ----------------------

          The Company shall have received the net cash proceeds from the equity contribution or purchase of its Capital Stock, as the case may be, to the extent required by, and upon the terms of, the Capital Call Agreement as in effect on the Effective Date.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

 Section 5.1  Merger, Consolidation and Sale of Assets.
              ----------------------------------------

           (a) Except for the Assumption and the related release of the Escrowed Property, prior to the Effective Date, the Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets to another Person or Per sons.

          From and after the Effective Date, the Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets to, another Person or Persons unless:

           (1)  either:

            (a) the Company shall be the surviving or continuing corpora tion of such merger or consolidation; or

            (b) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Securities and this Indenture;

           (2) immediately after giving effect to such transaction (on a pro
                                                                         ---
     forma basis, including any Indebtedness incurred or anticipated to be
     -----
     incurred in connection with such transaction and the other adjustments that are re ferred to in the definition of "Consolidated Fixed Charge Coverage Ratio"), the Company or the surviving Person is able to incur at least $1.00 of addi tional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04;

           (3) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and

           (4) the Company or the surviving entity, as the case may be, has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Inden ture, that the surviving Person agrees to be bound thereby and by the Securi ties and the Registration Rights Agreement, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

           (b) For purposes of the foregoing paragraph (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

           (c) Notwithstanding clauses (1), (2) and (3) of the foregoing para graph (a):

            (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and

            (b) the Company may merge with an Affiliate that is (x) a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y) a Restricted Subsidiary of the Com pany so long as all assets of the Company and the Restricted Sub sidiaries immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

           (d) Upon the execution and delivery by Unilab to the Trustee of a supplemental indenture substantially in the form of Exhibit A to the Escrow
                                                         ---------
     Agreement and compliance with the provisions of Section 9.07, pursuant to which Unilab assumes the Issuer's obligations under this Indenture and the Securities, Unilab shall be the successor Company under this Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer hereunder and thereunder and the Issuer shall be discharged from all obligations and covenants under this Indenture and the Securities.

 Section 5.2  Successor Corporation Substituted for the Company.
              --------------------------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such.

 Section 5.3  Merger, Consolidation and Sale of Assets of Any Guarantor.
              ----------------------------------------------------------

          The Company shall not permit any Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) to consolidate with or merge with or into another Person or Persons unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transac tion and the use of any net proceeds therefrom on a pro forma basis, the Company could
                                           --- -----
satisfy the provisions of clause (2) of Section 5.01(a). Any merger or consoli dation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (4) of Section 5.01(a).

 Section 5.3 Successor Corporation Substituted for Guarantor.
             ------------------------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Guarantor in accordance with Section 5.03, in which such Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such surviving entity has been named as such, and the predeces sor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest of the Securities.


                                  ARTICLE VI

                             DEFAULT AND REMEDIES

 Section 6.1  Events of Default.
              -----------------

           Each of the following shall be an "Event of Default":
                                              ----------------

           (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten or Article Twelve of this Indenture);

           (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or other wise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase and the failure to pay the Mandatory Redemption Price if required) (whether or not such payment shall be prohibited by Article Ten or Article Twelve of this Inden ture);

           (c) a default in the observance or performance of any other cove nant or agreement contained in this Indenture, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Article 5 hereof, which shall constitute an event of default with such notice requirement but without such passage of time requirement);

           (d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $15.0 million or more at any time;

           (e) one or more judgments in an aggregate amount in excess of $15.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

           (f) the Company or any of its Significant Subsidiaries (i) com mences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bank ruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing; or

           (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiar ies in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrange ment, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consec utive days.

Section 6.2   Acceleration.
              ------------

          If an Event of Default (other than an Event of Default specified in either clause (f) or (g) of Section 6.01 above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of accelera tion" (the "Acceleration Notice"),
                                                          -------------------
and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or 5 Business Days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in either clause (f) or (g) of Section 6.01 above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become
                                                               ---- -----
and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disburse ments and advances and all other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either clause (f) or (g) of Section 6.01, the Trustee shall have received an Officers' Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3   Other Remedies.
              --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

 Section 6.4  Waiver of Past Defaults.
              -----------------------

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

 Section 6.5  Control by Majority.
              -------------------

          The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee deter mines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided
                                                                       --------
that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfac tory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

 Section 6.6  Limitation on Suits.
              -------------------

           A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
           (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

           (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (5) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

 Section 6.7  Rights of Holders To Receive Payment.
              ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforce ment of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

 Section 6.8  Collection Suit by Trustee.
              --------------------------

          If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum
                                                                       --- -----
borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

Section 6.9    Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, ex penses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

 Section 6.10  Priorities.
               ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: Subject to Articles Ten and Twelve, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

          Third: Subject to Articles Ten and Twelve, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

          Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

 Section 6.11  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                  ARTICLE VII

                                    TRUSTEE

Section 7.1    Duties of Trustee.
               -----------------

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties as are specifi cally set forth herein or in the TIA and no duties, covenants, respon sibilities or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correct ness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the require ments of this Indenture.

           (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (1) This paragraph does not limit the effect of paragraph (b) of this
          Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

           (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

           (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

           (f) The Trustee shall not be liable for interest on any money re ceived by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

 Section 7.2   Rights of Trustee.
               -----------------

           Subject to Section 7.01:

           (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

           (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

           (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Offi cers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

           (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

           (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

           (j) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Responsi ble Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities.

 Section 7.3   Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

 Section 7.4   Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representa tion as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

 Section 7.5   Notice of Default.
               -----------------

          If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Secu rity, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive commit tee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

 Section 7.6   Reports by Trustee to Holders.
               -----------------------------

          Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA (S) 313(d).

 Section 7.7   Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents, employ ees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockhold ers and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the
                                              --------  -------
Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settle ment made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of the Company and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Article Twelve except assets or money held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bank ruptcy Law.

          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

 Section 7.8   Replacement of Trustee.
               ----------------------

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

           (1) the Trustee fails to comply with Section 7.10;

           (2) the Trustee is adjudged a bankrupt or an insolvent;

           (3) a receiver or other public officer takes charge of the Trustee or its property; or

           (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appoint ment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

 Section 7.9   Successor Trustee by Merger, Etc.
               --------------------------------

          If the Trustee consolidates with, merges or converts into, or trans fers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such
                                                        --------
corporation shall be otherwise qualified and eligible under this Article Seven.

 Section 7.10  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided,
                                                                     --------
however, that there shall be excluded from the operation of TIA (S) 310(b)(1)
-------
any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Securities.

 Section 7.12  Preferential Collection of Claims Against Company.
                                                 ----------------

          The Trustee, in its capacity as Trustee hereunder shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

 Section 8.1   Termination of the Company's Obligations.
               ----------------------------------------

          The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

           (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become due and payable hereun der;

           (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender in such amount as is sufficient without consider ation of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been
                                --------
     irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities and provided, further, that from and after the time of deposit,
                    --------  -------
     the money deposited shall not be subject to the rights of holders of Senior Debt or Guarantor Senior Debt, if any, pursuant to the provisions of Article Ten or Twelve, as the case may be;

           (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, this Indenture, the New Credit Facility, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound;

           (d) the Company shall have paid all other sums payable by it hereunder; and

           (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions prece dent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the New Credit Facility or any other material agreement or instrument then known to such counsel that binds or affects the Company.

          Subject to the next sentence and notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

 Section 8.2   Legal Defeasance and Covenant Defeasance.
               ----------------------------------------

           (a) The Company may, at its option by Board Resolution of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

           (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations and the Guarantors shall be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance
                    ----------------
     means that the Company shall be deemed to have paid and discharged the entire Indebted ness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
     Section 8.04 hereof and the other Sections of this Indenture referred to in
     (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under
     Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or Guarantor Senior Debt under Article Twelve or other wise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securi ties under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obliga tions in connection therewith and (iv) this Article Eight. Subject to compli ance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

           (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04 and Sections 4.12 through 4.21 and Article Five hereof with respect to the out standing Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall
                              -------------------
     thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under
     Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or Guarantor Senior Debt, if any, under Article Twelve or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Com pany may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such cove nant or by reason of any reference in any such covenant to any other provi sion herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(c), 6.01(d) and 6.01(e) shall not constitute Events of Default.

 Section 8.3   Conditions to Legal Defeasance or Covenant Defeasance.
               ------------------------------------------------------

          The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Securities:

           (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obliga tions or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

           (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence);

           (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

           (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

           (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions prece dent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

           (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Com pany.

 Section 8.4   Application of Trust Money.
               --------------------------

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or money paid in respect of U.S. Government Obligations.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as pro vided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

 Section 8.5   Repayment to the Company.
               ------------------------

          Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the
                                                            --------
Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

 Section 8.6   Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or money received in respect of U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities, and each Guarantor's obligation under its Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or money received in respect of U.S. Government Obligations in accordance with this Article Eight; provided that
                                                                   --------
if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

 Section 9.1   Without Consent of Holders.
               --------------------------

          Subject to Section 9.03, the Company, the Guarantors and the Trustee, as applicable, together, may amend or supplement this Indenture, the Securities or the Guarantees without notice to or consent of any Securityholder:

           (1) to cure any ambiguity, defect or inconsistency;

           (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

           (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

           (4) to make any other change that does not adversely affect the rights of any Securityholders hereunder in any material respect;

           (5) to comply with any requirements of the Commission in connec tion with the qualification of this Indenture under the TIA; or

           (6) to add or release any Guarantor pursuant to the terms of this Indenture;

provided that the Company has delivered to the Trustee an Opinion of Counsel and
--------
an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

 Section 9.2   With Consent of Holders.
               -----------------------

          Subject to Sections 6.07 and 9.03, the Company, the Guarantors and the Trustee, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities or the Guarantees, without notice to any other Securityholders. Subject to Sections
6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, the Securities or the Guarantees without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may:

           (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

           (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Securities;

           (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securi ties may be subject to redemption or reduce the redemption price therefor;

           (4) make any Securities payable in money other than that stated in the Securities;

           (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

           (6) after the Company's obligation to purchase Securities arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated, or modify any of the provisions or definitions with respect thereto;

           (7) make any change to paragraph 8 of the Securities which would adversely affect the rights of any of the Holders to receive the Mandatory Redemption Price; or

           (8) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee in a manner which adversely affects the Holders.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Com pany to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

 Section 9.3   Effect on Senior Debt.
               ---------------------

          No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Article Twelve, as the case may be, of this Indenture, without the consent of such holder.

 Section 9.4   Compliance with TIA.
               -------------------

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

 Section 9.5   Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subse quent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver
                                                   --------
shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

 Section 9.6   Notation on or Exchange of Securities.
               -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Company's expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenti cate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

 Section 9.7   Trustee To Sign Amendments, Etc.
               --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but
                                          --------
shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amend ment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

                                   ARTICLE X

                          SUBORDINATION OF SECURITIES

 Section 10.1  Securities Subordinated to Senior Debt.
               --------------------------------------

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of all Obligations owing to the Holders in respect of the Securities is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including the Obligations with respect to the New Credit Facility). Notwithstanding the foregoing, payments and distributions made relating to the Securities pursuant to the trust described under Article Eight shall not be so subordi nated in right of payment.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

 Section 10.2  Suspension of Payment When Senior Debt Is in Default.
               -----------------------------------------------------

           (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default"), then no payment or distribution of any kind or
         ---------------
     character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on or relating to the Securities or to acquire any of the Securities for cash or property or otherwise.

           (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-
                                                                         ---
     payment Default") and if the Representative for the respective issue of
     ---------------
     Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage
                                                               ----------------
     Notice"), then, unless and until all events of default have been cured or
     ------
     waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, during the 180 days after the delivery of such Payment Blockage Notice (the "Payment Blockage Period"),
                                                    -----------------------
     neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Securities or (y) acquire any of the Securities for cash or property or otherwise. Not - withstanding anything herein to the contrary,
     (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable

     Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

           (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohib ited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representa tives, as their respective interests may appear.
     The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representa tives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to
                    --------
be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

 Section 10.3  Securities Subordinated to Prior Payment of All Senior Debt on
               --------------------------------------------------------------
Dissolution, Liquidation or Reorganization of Company.
------------------------------------------------------

           (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Com pany or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or charac ter, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent pay ment, distribution or provision therefor to or for the holders of Senior Debt.

           (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

           (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

           (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the

     Company following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consoli dation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

 Section 10.4  Payments May Be Paid Prior to Dissolution.
               ------------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided
                                                                   --------
that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respec tive such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

 Section 10.5  Holders To Be Subrogated to Rights of Holders of Senior Debt.
               -------------------------------------------------------------

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distribu tions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being under stood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

 Section 10.6  Obligations of the Company Unconditional.
               ----------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its credi tors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

 Section 10.7  Notice to Trustee.
               -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Represen tative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge by a Responsible Officer to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.07 to establish that such notice has been given by a holder of Senior Debt (or a Representative thereof).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

 Section 10.8   Reliance on Judicial Order or Certificate of Liquidating Agent.
                --------------------------------------------------------------

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securi ties, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

 Section 10.9   Trustee's Relation to Senior Debt.
                ---------------------------------

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

 Section 10.10  Subordination Rights Not Impaired by Acts or Omissions of the
                -------------------------------------------------------------
                Company or Holders of Senior Debt.
                ---------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing para graph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


 Section 10.11  Securityholders Authorize Trustee To Effectuate Subordination of
                ----------------------------------------------------------------
                Securities.
                ----------

          Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assign ment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

 Section 10.12  This Article Ten Not To Prevent Events of Default.
                --------------------------------------------------

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

 Section 10.13  Trustee's Compensation Not Prejudiced.
                -------------------------------------

           Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture.


                                  ARTICLE XI

                            GUARANTEE OF SECURITIES


 Section 11.1  Unconditional Guarantee.
               -----------------------

          Each Guarantor, by execution of a Guarantee, will jointly and severally, unconditionally and irrevocably guarantee, on a senior subordinated basis (such guarantees to be referred to herein as a "Guarantee") to each Holder
                                                      ---------
of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Inden ture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each Guarantor, by execution of a Guarantee, will agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. Each Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guaran tor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, each such Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed by its Guarantee may be accelerated as provided in Article Six hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such accelera tion in respect of the obligations guaranteed thereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of their Guarantees.

          No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under any Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

 Section 11.2  Limitations on Guarantees.
               -------------------------

          The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including without limitation, its guarantee of Obliga tions pursuant to the New Credit Facility and any other Guarantor Senior
Debt) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in
       --- ----
accordance with GAAP.

 Section 11.3  Execution and Delivery of Guarantee.
               -----------------------------------

          To further evidence the Guarantee set forth in Section 11.01, each Guarantor will agree that a notation of such Guarantee, substantially in the form of Exhibit F hereto, shall be endorsed on each Security authenticated and
        ---------
delivered by
the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer of each Guarantor who shall have been duly authorized to so execute by all requisite corporation action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Each Guarantor, by its execution of a Guarantee, will agree that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwith standing any failure to endorse on each Security a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall nevertheless be valid.

 Section 11.4  Release of a Guarantor.
               ----------------------

           (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee will be automatically discharged and released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

           (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided, however,
                                                              --------  -------
     that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

          Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guaran tor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

 Section 11.5  Waiver of Subrogation.
               ---------------------

          Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor, by its execution of a Guarantee, will irrevocably waive and agree not to exercise any claim or other rights which it may then have or thereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guaran tor, by its execution of a Guarantee, will acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

 Section 11.6  Immediate Payment.
               -----------------

          Each Guarantor, by its execution of a Guarantee, will agree to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

 Section 11.7  No Set-Off.
               ----------

          Each payment to be made by a Guarantor hereunder and under its Guarantee in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.8    Obligations Absolute.
                --------------------

          The obligations of each Guarantor hereunder and under its Guaran tee are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder or thereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

 Section 11.9   Obligations Continuing.
                ----------------------

          The obligations of each Guarantor hereunder and under its Guaran tee shall be continuing and shall remain in full force and effect until all the Obliga tions have been paid and satisfied in full. Each Guarantor, by its execution of a Guarantee, will agree with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it, by its execution of a Guarantee, will irrevocably appoint the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder and under its Guarantee.

 Section 11.10  Obligations Not Reduced.
                -----------------------

          The obligations of each Guarantor hereunder and under its Guaran tee shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

 Section 11.11  Obligations Reinstated.
                ----------------------

          The obligations of each Guarantor hereunder and under its Guaran tee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder and under its Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorgani zation of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein and under its Guarantee.

 Section 11.12  Obligations Not Affected.
                ------------------------

          The obligations of each Guarantor hereunder and under its Guaran tee shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder and under its Guarantee or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder and under its Guarantee or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

           (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composi tion, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

           (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or any other document or instrument;

           (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

           (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

           (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

           (f) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

           (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

           (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

           (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any govern mental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obliga tions or the obligations of a Guarantor under its Guarantee; and

           (j) any other circumstance, including release of the Guarantor pursuant to Section 11.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of a Guarantor in respect of its Guarantee hereunder.

 Section 11.13  Waiver.
                ------

          Without in any way limiting the provisions of Section 11.01 hereof, each Guarantor, by its execution of a Guarantee, will waive notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

 Section 11.14  No Obligation To Take Action Against the Company.
                -------------------------------------------------

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

 Section 11.15  Dealing with the Company and Others.
                -----------------------------------

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereun der and without the consent of or notice to any Guarantor, may

           (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

           (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

           (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

           (d) accept compromises or arrangements from the Company;

           (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

           (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

 Section 11.16  Default and Enforcement.
                -----------------------

          If any Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

 Section 11.17  Amendment, Etc.
                --------------

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

 Section 11.18  Acknowledgment.
                --------------

          Each Guarantor, by its execution of a Guarantee, will acknowledge communication of the terms of this Indenture and the Securities and consents to and approves of the same.

 Section 11.19  Costs and Expenses.
                ------------------

          Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

 Section 11.20  No Merger or Waiver; Cumulative Remedies.
                ----------------------------------------

          No Guarantee shall operate by way of merger of any of the obliga tions of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

 Section 11.21  Survival of Obligations.
                -----------------------

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

 Section 11.22  Guarantee in Addition to Other Obligations.
                -------------------------------------------

          The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

 Section 11.23  Severability.
                ------------

          Any provision of this Article Eleven which is prohibited or unen forceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

 Section 11.24  Successors and Assigns.
                ----------------------

          Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                  ARTICLE XII

                          SUBORDINATION OF GUARANTEES

 Section 12.1   Guarantee Obligations Subordinated to Guarantor Senior Debt.
                                                      ----------------------

          Anything herein to the contrary notwithstanding, each Guarantor, by execution of a Guarantee, jointly and unconditionally will, for itself and its succes sors, and each Holder, by his or her acceptance of Guarantees, will agree that the payment of all Obligations owing to the Holders in respect of its Guarantee (collec tively, as to any Guarantor, its "Guarantee Obligations") is
                                                     ---------------------
subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Obligations on Guarantor Senior Debt of such Guarantor.

          This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

 Section 12.2  Suspension of Guarantee Obligations When Guarantor Senior Debt Is
               -----------------------------------------------------------------
               in Default.
               ----------

           (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt, then no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf with respect to any Guarantee Obligations or to acquire any of the Securities for cash or property or otherwise and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents.

           (b) At any time while any Payment Blockage Period is in existence, neither any Guarantor nor any other Person on any Guarantor's behalf shall
     (x) make any payment of any kind or character with respect to any Obliga tions on its Guarantee or (y) acquire any of the Securities for cash or other wise.

           (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohib ited by the foregoing provisions of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

  Section 12.3 Guarantee Obligations Subordinated to Prior Payment of All
               ----------------------------------------------------------
               Guarantor Senior Debt on Dissolution, Liquidation or
               ----------------------------------------------------
               Reorganization of Such Guarantor.
               ---------------------------------

           (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guar antor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether volun tary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolu tion, winding-up, liquidation, reorganization, receivership or similar proceed ing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bank ruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guaran tor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

           (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

           (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

           (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorgani zation for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assumes the Guarantee of such Guarantor hereunder in accordance with Article Five hereof.

 Section 12.4   Payments May Be Paid Prior to Dissolution.
                ------------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 12.07 (provided that, notwithstanding the foregoing, the
                              --------
Holders receiving any payments made in contravention of Sections 12.02 and/or
12.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 12.02 and Section 12.03).

Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

  Section 12.5 Holders of Guarantee Obligations To Be Subrogated to Rights of
               --------------------------------------------------------------
               Holders of Guarantor Senior Debt.
               ---------------------------------

          Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of Guarantee Obligations of any Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guaran tor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

 Section 12.6   Obligations of the Guarantors Unconditional.
                --------------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guaran tors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies other wise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

 Section 12.7   Notice to Trustee.
                -----------------

          Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Twelve, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from a Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge of a Responsible Officer to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 12.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

 Section 12.8   Reliance on Judicial Order or Certificate of Liquidating Agent.
                ---------------------------------------------------------------

          Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receiver ship, dissolution, winding-up, liquidation, reorganization or similar case or proceed ing is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

 Section 12.9   Trustee's Relation to Guarantor Senior Debt.
                --------------------------------------------

          The Trustee and any agent of a Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

  Section 12.10  Subordination Rights Not Impaired by Acts or Omissions of the
                 -------------------------------------------------------------
                 Guarantors or Holders of Guarantor Senior Debt.
                 -----------------------------------------------

          No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing para graph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

 Section 12.11  Holders Authorize Trustee To Effectuate Subordination of
                --------------------------------------------------------
                Guarantee Obligations.
                ---------------------

          Each Holder of Guarantee Obligations by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquida tion of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

 Section 12.12  This Article Twelve Not To Prevent Events of Default.
                ----------------------------------------------------

          The failure to make a payment on account of principal of or interest on the Guarantees by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

 Section 12.13  Trustee's Compensation Not Prejudiced.
                -------------------------------------

           Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections of this Indenture.


                                 ARTICLE XIII

                                 MISCELLANEOUS

 Section 13.1   TIA Controls.
                ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

 Section 13.2   Notices.
                -------

          Any notices or other communications required or permitted hereun der shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

           if to the Company or a Guarantor:

           Unilab Corporation
           18448 Oxnard Street
           Tarzana, CA  91356
           Attention:  Chief Financial Officer

           Telephone:  (818) 996-7300
           Facsimile:  (818) 757-3809

           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue
           New York, NY  10022-3897
           Attention:  Gregory A. Fernicola, Esq.

           Telephone:  (212) 735-3000
           Facsimile:  (212) 735-2000

           if to the Trustee:

           HSBC Bank USA
           140 Broadway, 12th Floor
           New York, NY  10005
           Attention:  Corporate Trust Administration

           Telephone:  (212) 658-6433
           Facsimile:  (212) 658-6425

           with a copy to:

           Pryor Cashman Sherman & Flynn LLP
           410 Park Avenue
           New York, NY  10022
           Attention:  Eric M. Hellige, Esq.

           Telephone:  (212) 326-0846
           Facsimile:  (212) 326-0806

          Each of the Company, any Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, any Guaran tors and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

 Section 13.3   Communications by Holders with Other Holders.
                ---------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Guarantees. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

 Section 13.4   Certificate and Opinion as to Conditions Precedent.
                ---------------------------------------------------

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guaran tor shall furnish to the Trustee at the request of the Trustee:

           (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Inden ture relating to the proposed action have been complied with; and

           (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

 Section 13.5   Statements Required in Certificate or Opinion.
                ----------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certifi cate required by Section 4.08, shall include:

           (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided,
                                                                --------
     however, that with respect to matters of fact an Opinion of Counsel may
     -------
     rely on an Officers' Certificate or certificates of public officials.

 Section 13.6   Rules by Trustee, Paying Agent, Registrar.
                ------------------------------------------

           The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

 Section 13.7   Legal Holidays.
                --------------

           If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

 Section 13.8   Governing Law.
                -------------

          THIS INDENTURE, THE SECURITIES AND THE GUARAN TEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees.

 Section 13.9   No Adverse Interpretation of Other Agreements.
                ----------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, any Guarantor or any of their Subsidiar ies. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

 Section 13.10  No Recourse Against Others.
                ---------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its subsidiaries shall not have any liability for any obliga tions of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securi ties.

 Section 13.11  Successors.
                ----------

          All agreements of the Company and the Guarantors in this Inden ture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

 Section 13.12  Duplicate Originals.
                -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall repre sent the same agreement.

 Section 13.13  Severability.
                ------------

          In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                  UNILAB FINANCE CORP.,
                                       as Issuer
                                  By:  /S/ James J. Connors, II
                                       ------------------------
                                       Name:
                                       Title:

                                  By:
                                       ------------------------
                                       Name:
                                       Title:


                                 HSBC BANK USA,
                                       as Trustee

                                  By:  /S/ Frank Gordino
                                       ------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A
                                                                       ---------



          THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DIS  COUNT FOR PURPOSES OF
SECTION 1271 et. seq. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $972.68. THE ISSUE DATE OF THIS SECURITY IS SEPTEMBER 28, 1999 AND THE YIELD TO MATURITY IS 13.25%


                             UNILAB FINANCE CORP.
                       12 3/4% Senior Subordinated Note
                              due October 1, 2009

                                    CUSIP No.
 No.                                $


          UNILAB FINANCE CORP., a Delaware corporation (the "Com pany", which term includes any successor corporation), for value received promises to pay to
CEDE & CO. or registered assigns, the principal sum of                       on
October  1, 2009.

          Interest Payment Dates:  April 1 and October 1, commencing April 1,
2000.

          Record Dates:  March 15 and September 15.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  September 28, 1999

                                  UNILAB FINANCE CORP.


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 12 3/4% Senior Subordinated Notes due 2009 described in the within-mentioned Indenture.

                                                HSBC BANK USA,
                                                as Trustee
                                                By:
                                                   ---------------------------
                                                     Authorized Signatory

                             (REVERSE OF SECURITY)

                             UNILAB FINANCE CORP.

                        12 3/4% Senior Subordinated Note
                              due October 1, 2009

1.        Interest.
          --------

          UNILAB FINANCE CORP., a Delaware corporation (the "Com pany"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 1 and October 1 of each year (the "Interest Payment Date"), commencing April 1, 2000. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 28, 1999. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue install ments of interest (without regard to any applicable grace periods) to the extent lawful.

2.        Method of Payment.
          -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.        Paying Agent and Registrar.
          --------------------------

          Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.        Indenture.
          ---------

          The Company issued the Securities under an Indenture, dated as of September 28, 1999 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/4% Senior Subordinated Notes due 2009 (the "Securities"). The Securities are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $300,000,000.

5.        Subordination.
          -------------

          The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and autho rizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.        Optional Redemption.
          -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

        Year                                    Percentage
        ----                                    ----------
        2004...................................  106.375%
        2005...................................  104.250%
        2006...................................  102.125%
        2007 and thereafter....................  100.000%

7.    Optional Redemption upon Equity Offerings.
      ------------------------------------------

          At any time, or from time to time, on or prior to October 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture at a redemption price equal to 112.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the original principal
                           --------
amount of Securities issued under the Indenture remains outstanding immediately after any such redemp tion. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means a sale of Qualified Capital Stock of the Company, other than any Capital Stock of the Com pany required to be purchased pursuant to the terms of the Capital Call Agreement.

8.        Mandatory Redemption.
          --------------------

          In the event that (i) the Assumption is not consummated on or prior to December 30, 1999 or (ii) the Merger Agreement is terminated on or prior to December 30, 1999, for any reason, the Company shall redeem all the Securities at the applicable Mandatory Redemption Price at the redemption date on (a) January 20, 2000, in the event that the Assumption is not consummated on or prior to December 30, 1999, or (b) the 20th day (or if such day is not a Business Day, the next following Business Day) following the termination of the Merger Agreement.

9.        Notice of Redemption.
          --------------------

          Notice of redemption pursuant to paragraph 6 or paragraph 7 will be mailed at least 30 days but not more than 60 days before the Redemption Date and notice of redemption pursuant to paragraph 8 will be mailed promptly after the occurrence of the event triggering such redemption, in each case to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denomi nations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the princi pal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemp tion that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unre deemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

10.       Change of Control Offer.
          -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

11.       Limitation on Asset Sales.
          -------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

12.       Denominations; Transfer; Exchange.
          ---------------------------------

          The Securities are in registered form, without coupons, in denomina tions of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

13.       Persons Deemed Owners.
          ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

14.       Unclaimed Funds.
          ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15.       Discharge Prior to Redemption or Maturity.
          -----------------------------------------

          The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

16.       Amendment; Supplement; Waiver.
          -----------------------------

          Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17.       Restrictive Covenants.
          ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

18.       Defaults and Remedies.
          ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.       Trustee Dealings with Company.
          -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20.       No Recourse Against Others.
          --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.       Authentication.
          --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22.       Abbreviations and Defined Terms.
          -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.       Governing Law.
          -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

24.       CUSIP Numbers.
          -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.       Registration Rights.
          -------------------

          Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 12 3/4% Senior Subordi nated Note due 2009 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Security. The Holders shall be entitled to receive liquidated damages in the event such exchange offer is not consummated or the Securities are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

26.       Indenture.
          ---------

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
UNILAB CORPORATION, 401 Hackensack Avenue, 9th Floor, Hackensack, NJ 07601,
Attention: Office of General Counsel.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

-------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

 Dated: _________________          Signed:  _________________________
                                              (Sign exactly as name
                                              appears on the other
                                              side of this Security)

 Signature Guarantee:           _______________________________________________
                                Participant in a recognized Signature Guarantee
                                Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


       In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) to September 28, 2001 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

          [Check One]
           ---------
(1)  ___  to the Company or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has fur nished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):


       []  The transferee is an Affiliate of the Company.

       Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3),
                                          --------  -------
(4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

       If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:____________________       Signed:______________________________________
                                        (Sign exactly as name appears on the
                                             other side of this Security)

Signature Guarantee:__________________________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

       The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the under signed's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________________      __________________________________________
                                 NOTICE:   To be executed by an executive
                                 officer

                      OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [       ]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________

Dated: _________________      Signed:  _________________________
                                       (Sign exactly as name
                                       appears on the other
                                       side of this Security)

Signature Guarantee:       ______________________________________
                           Participant in a recognized Signature Guarantee
                           Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                       ---------

       THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF
SECTION 1271 et. seq. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $972.68. THE ISSUE DATE OF THIS SECURITY IS SEPTEMBER 28, 1999 AND THE YIELD TO MATURITY IS 13.25%

                              UNILAB CORPORATION
                       12 3/4% Senior Subordinated Note
                              due October 1, 2009
                                                 CUSIP No.
No.                                                    $

       UNILAB CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to CEDE
& CO. or registered assigns, the principal sum of                            on
October 1, 2009.

       Interest Payment Dates:  April 1 and October 1, commencing April 1, 2000.

       Record Dates:  March 15 and September 15.

       Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  September 28, 1999


                                             UNILAB CORPORATION

                                             By:___________________________
                                                Name:
                                                Title:



                                             By:___________________________
                                                Name:
                                                Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

       This is one of the 12 3/4% Senior Subordinated Notes due 2009 described in the within-mentioned Indenture.


                                          HSBC BANK USA,
                                          as Trustee

                                          By:__________________________
                                                Authorized Signatory

                             (REVERSE OF SECURITY)

                              UNILAB CORPORATION


                        12 3/4% Senior Subordinated Note
                              due October 1, 2009


1.     Interest.
       --------

       UNILAB CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 1 and October 1 of each year (the "Interest Payment Date"), commencing April 1, 2000. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 28, 1999. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

       The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.     Method of Payment.
       -----------------

       The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.     Paying Agent and Registrar.
       --------------------------

       Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.     Indenture.
       ---------

       The Company issued the Securities under an Indenture, dated as of

September 28, 1999 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/4% Senior Subordinated Notes due 2009 (the "Securities"). The Securities are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $300,000,000.

5.     Subordination.
       -------------

       The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.     Optional Redemption.
       -------------------

       The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

        Year                                          Percentage
        ----                                          ----------
        2004.........................................  106.375%
        2005.........................................  104.250%
        2006.........................................  102.125%
        2007 and thereafter..........................  100.000%

7.    Optional Redemption upon Equity Offerings.
      ------------------------------------------

       At any time, or from time to time, on or prior to October 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture at a redemption price equal to 112.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the original principal
                        --------
amount of Securities issued under the Indenture remains outstanding immediately after any such redemp tion. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

       As used in the preceding paragraph, "Equity Offering" means a sale of Qualified Capital Stock of the Company, other than any Capital Stock of the Com pany required to be purchased pursuant to the terms of the Capital Call Agreement.

8.     Notice of Redemption.
       --------------------

       Notice of redemption pursuant to paragraph 6 or paragraph 7 will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

       If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

9.     Change of Control Offer.
       -----------------------

       Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

10.    Limitation on Asset Sales.
       -------------------------

       The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.    Denominations; Transfer; Exchange.
       ---------------------------------

       The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a

Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.    Persons Deemed Owners.
       ---------------------

       The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.    Unclaimed Funds.
       ---------------

       If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.    Discharge Prior to Redemption or Maturity.
       -----------------------------------------

       The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.    Amendment; Supplement; Waiver.
       -----------------------------

       Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.    Restrictive Covenants.
       ---------------------

       The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted pay ments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the

Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.    Defaults and Remedies.
       ---------------------

       If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.    Trustee Dealings with Company.
       -----------------------------

       The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.    No Recourse Against Others.
       --------------------------

       No stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.    Authentication.
       --------------

       This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.    Abbreviations and Defined Terms.
       -------------------------------

       Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.    Governing Law.
       -------------

       This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

23.    CUSIP Numbers.
       -------------

       Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.    Indenture.
       ---------

       Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

       The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: UNILAB CORPORATION, 401 Hackensack Avenue, 9th Floor, Hackensack, NJ 07601, Attention:
Office of General Counsel.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)


and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated: _________________    Signed:  __________________________________
                                  (Sign exactly as name
                                   appears on the other
                                  side of this Security)

Signature Guarantee:    ________________________________________________
                        Participant in a recognized Signature Guarantee Me dallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [       ]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________


Dated: _________________         Signed:  ______________________________
                                       (Sign exactly as name
                                       appears on the other
                                       side of this Security)


Signature Guarantee:    ________________________________________________
                        Participant in a recognized Signature Guarantee Me dallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------

                                FORM OF LEGENDS

     Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second
 ------------------------
anniversary of the Issue Date, unless otherwise agreed by the Issuer and the Holder thereof:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECU RITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAIN ING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCOR DANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UN DER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN

     TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, OR, IF THE TRANSFER IS PURSUANT TO CLAUSE (E) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FUR NISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICA TIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Security authenticated and delivered hereunder shall also bear the following legend:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECU RITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR AN OTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHO RIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAY MENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS RE QUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTA TIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONG
     FUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIM

     ITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCES SOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCOR DANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D
                                                                       ---------


                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


                                                                  [       ], [ ]
HSBC Bank USA
140 Broadway, 12th Floor
New York, NY  10005

Ladies and Gentlemen:

     In connection with our proposed purchase of 12 3/4% Senior Subordinated Notes due 2009 (the "Notes") of UNILAB FINANCE CORP., a Delaware corpora tion (the "Company"), we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated September 21, 1999, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

     2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securi ties (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

     3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registra tion provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

     5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any inter ested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,
                                            [Name of Transferee]
                                            By:_______________________
                                               Name:
                                               Title:

                                                                       EXHIBIT E
                                                                       ---------
                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                         -----------------------------
                                                             [         ], [    ]

HSBC Bank USA
140 Broadway, 12th Floor
New York, NY  10005


     Re:  Unilab Finance Corp. (the "Company")
          12 3/4% Senior Subordinated Notes due
          2009 (the "Securities")
          -------------------------------------


Ladies and Gentlemen:

     In connection with our proposed sale of $[        ] aggregate principal
amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1) the offer of the Securities was not made to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reason ably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regula tion S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

     You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:____________________________
                                                  Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------

                                   GUARANTEE
                                   ---------

          For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 28, 1999, between Unilab Finance Corp., a Delaware corporation, as issuer (the "Company") and HSBC Bank USA, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          This Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Twelve of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CON STRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:


                                            [GUARANTOR]


                                            By:____________________________
                                               Name:
                                               Title:

                                      F-2